As filed with the Securities and Exchange Commission on August 6, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ECHELON CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	77-0203595
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

550 Meridian Avenue

San Jose, California 95126

(Address, including zip code, of principal executive offices)

1997 Stock Plan

(Full title of the plan)

Oliver R. Stanfield

Executive Vice President and Chief

Financial Officer

ECHELON CORPORATION

550 Meridian Avenue

San Jose, California 95126

(408) 938-5200

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Page Mailliard, Esq.

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, California 94304

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 par value: Reserved for future issuance under the 1997 Stock Plan	3,258,512 shares	$7.6005	$24,766,320.46	$1,765.84

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Registrant’s 1997 Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.
(2)	Estimated in accordance with Rule 457(c) under the Securities Act, solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices per share of the Company’s Common Stock as reported on the Nasdaq Stock Market on August 3, 2010, which was $7.6005 per share.

EXPLANATORY NOTE

Echelon Corporation (the “Company” or “Registrant”) previously filed Registration Statements on Form S-8 with the Securities and Exchange Commission (the “Commission”) on August 21, 1998, August 21, 2000, May 23, 2002, November 21, 2003, June 1, 2005 and March 18, 2008 (File Nos. 333-62045, 333-44198, 333-88880, 333-110679, 333-125395 and 333-149783, respectively) in connection with its 1997 Stock Plan. This Registration Statement on Form S-8 is filed to register an additional 3,258,512 shares of common stock under the Company’s 1997 Stock Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Company hereby incorporates by reference in this Registration Statement the following documents and information heretofore filed with the Commission:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(b) The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2010 and June 30, 2010.

(c) The Company’s Current Reports on Form 8-K filed on March 12, 2010, April 28, 2010 and May 28, 2010. The Registrant specifically excludes from incorporation such information that has been furnished and not filed pursuant to Item 2.02 of the Company’s Current Reports on Form 8-K filed with the Commission on February 10, 2010, May 6, 2010 and August 3, 2010.

(d) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Company’s filing referred to in (a) above.

(e) The description of the Company’s Common Stock is contained in the Company’s registration statement on Form 8-A filed with the Commission on June 2, 1998 pursuant to Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

The documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. The Company’s actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the risks identified in the respective documents incorporated by reference.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

The validity of the securities registered hereby has been passed upon for the Company by Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”), Palo Alto, California. Larry W. Sonsini, a member of WSGR and a member of the Board of Directors of the Company, owns 14,261 shares of the Company’s Common Stock. Mr. Sonsini holds options to purchase 50,000 shares of the Company’s Common Stock.

Item 6.	Indemnification of Directors and Officers

Section 145(a) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 of the Delaware General Corporation Law further provides that: (i) to the extent that a former or present director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation may purchase and maintain insurance on behalf of any present or former director, officer, employee or agent of the corporation or any person who at the request of the corporation was serving in such capacity for another entity against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

The Company’s certificate of incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware General Corporation Law. Article VI of the Company’s bylaws provides indemnification of the Company’s directors and officers to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Company has entered into indemnification agreements with its directors and officers, and the Company maintains insurance policies insuring its directors and officers against certain liabilities that they may incur in their capacity as officers and directors of the Company.

Item 7.	Exemption From Registration Claimed

Not applicable.

Item 8.	Exhibits

See the Exhibit Index following the signatures page(s) to this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on August 6, 2010.

ECHELON CORPORATION

By:	/S/ ROBERT R. MAXFIELD
Robert R. Maxfield
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert R. Maxfield and Oliver R. Stanfield, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ROBERT R. MAXFIELD (Robert R. Maxfield)	President and Chief Executive Officer and Director (Principal Executive Officer)	August 6, 2010

/S/ OLIVER R. STANFIELD (Oliver R. Stanfield)	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 6, 2010

/S/ M. KENNETH OSHMAN	Executive Chairman	August 6, 2010
(M. Kenneth Oshman)

/S/ ARMAS CLIFFORD MARKKULA, JR.	Vice Chairman	August 6, 2010
(Armas Clifford Markkula, Jr.)

Signature	Title	Date

/S/ ROBYN M. DENHOLM	Director	August 6, 2010
(Robyn M. Denholm)

/S/ ROBERT J. FINOCCHIO, JR.	Director	August 6, 2010
(Robert J. Finocchio, Jr.)

/S/ RICHARD M. MOLEY	Director	August 6, 2010
(Richard M. Moley)

/S/ BETSY RAFAEL	Director	August 6, 2010
(Betsy Rafael)

/S/ LARRY W. SONSINI	Director	August 6, 2010
(Larry W. Sonsini)

ECHELON CORPORATION

REGISTRATION STATEMENT ON FORM S-8

EXHIBIT INDEX

Exhibit Number	Description	Incorporated Herein by Reference To	Filed Herewith

4.1	1997 Stock Plan (as amended and restated March 26, 2004).	Exhibit 10.1 to the Company’s registration statement on Form S-8 (File No. 333-125395) filed with the Commission on June 1, 2005.

4.2	Form of 1997 Stock Plan Stock Option Agreement with early exercise feature.	Exhibit 10.2(a) to the Company’s annual report on Form 10-K filed with the Commission on March 16, 2007.

4.3	Form of 1997 Stock Plan Nonqualified Stock Option Grant Agreement with early exercise feature.	Exhibit 10.2(b) to the Company’s annual report on Form 10-K filed with the Commission on March 16, 2007.

4.4	Form of 1997 Stock Plan Nonqualified Stock Option Grant Agreement.	Exhibit 10.1 to the Company’s report on Form 8-K filed with the Commission on April 18, 2007.

4.5	Form of 1997 Stock Plan Performance Share Agreement (re non-standard vesting schedule).	Exhibit 10.2(d) to the Company’s annual report on Form 10-K filed with the Commission on March 16, 2007.

4.6	Form of 1997 Stock Plan Performance Share Agreement for Non-U.S. Employees.	Exhibit 10.2(e) to the Company’s annual report on Form 10-K filed with the Commission on March 16, 2007.

4.7	Form of 1997 Stock Plan Performance Share Agreement with performance based vesting criteria for Non-U.S. Employees.	Exhibit 10.2(f) to the Company’s annual report on Form 10-K filed with the Commission on March 16, 2007.

4.8	Form of 1997 Stock Plan Performance Share Agreement, with performance based vesting criteria.	Exhibit 10.2(h) to the Company’s annual report on Form 10-K filed with the Commission on March 16, 2007.

Exhibit Number	Description	Incorporated Herein by Reference To	Filed Herewith

4.9	Form of 1997 Stock Plan Performance Share Agreement.	Exhibit 10.2(i) to the Company’s annual report on Form 10-K filed with the Commission on March 16, 2007.

4.10	Form of 1997 Stock Plan Performance Share Agreement for U.S. Based Corporate Officers.	Exhibit 10.2(k) to the Company’s quarterly report on Form 10-Q filed with the Commission on August 11, 2008.

4.11	Form of 1997 Stock Plan Performance Share Agreement for Non-U.S. Based Corporate Officers.		X

4.12	Form of 1997 Stock Plan Stock Appreciation Right Agreement for Non-U.S. Employees.	Exhibit 10.2(g) to the Company’s annual report on Form 10-K filed with the Commission on March 16, 2007.

4.13	Form of 1997 Stock Plan Stock Appreciation Right Agreement.	Exhibit 10.2(j) to the Company’s annual report on Form 10-K filed with the Commission on March 17, 2008.

4.14	Form of 1997 Stock Plan Stock Appreciation Right Agreement for U.S. Based Corporate Officers.	Exhibit 10.2(m) to the Company’s quarterly report on Form 10-Q filed with the Commission on August 11, 2008.

4.15	Form of 1997 Stock Plan Stock Appreciation Right Agreement for non-U.S. Based Corporate Officers.	Exhibit 10.2(n) to the Company’s quarterly report on Form 10-Q filed with the Commission on August 11, 2008.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the legality of securities being registered.		X

23.1	Consent of Independent Registered Public Accounting Firm.		X

23.2	Consent of Counsel.		Included in Exhibit 5.1

24.1	Power of Attorney		Included on the signature page of this Registration Statement